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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      December 16, 2004 (December 16, 2004)


                           SURGE GLOBAL ENERGY, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                                    --------
            (State or jurisdiction of incorporation or organization)

                                   000-24269
                                   ---------
                            (Commission File Number)

                                   34-1454529
                                   ----------
                     (I.R.S. Employer Identification Number)

              12220 El Camino Real, Suite 410, San Diego, CA 92130
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               (Address of principal executive offices (Zip Code)

                   Registrant's telephone number: 858-704-5010


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))


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Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
            -------------------------------------------

         On December 16, 2004, Surge Global Energy, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") by and among the Company, William M. Miller, the Company's former Chief Executive Officer, Zenvesco, Inc. ("Zenvesco"), Highland Pipe Co. doing business as Monarch Pipe Company ("Monarch"), Camden Structure, Inc. ("Camden") and PK Ventures, Inc. ("PK"). Zenvesco and Camden are affiliates of Mr. Miller, and Monarch and PK are wholly-owned subsidiaries of the Company. Pursuant to the Agreement, the Company agreed to transfer to Zenvesco all of the Company's assets related to its discontinued tobacco business. The assets include all of the outstanding shares of the Company's Monarch and PK subsidiaries, which were exclusively engaged in the tobacco business, cash in the approximate amount of $4,579, an escrow account in the approximate amount of $4,200, subject to the requirements or liabilities imposed on such escrow account pursuant to Ohio law, accounts receivable associated with the tobacco business, equipment, furniture and fixtures associated with the tobacco business, all artwork, trademarks and other intellectual property rights associated with the names E. A. Casey, Casey's Smoke Shop and Havana Group and the website eacasey.com, all Inventory of tobacco and tobacco products, including all catalogs, and catalog sales orders and customer lists related to the tobacco business, including the E. A. Casey customer list, and the Company's leasehold interest in the real property located at 7090 Whipple Avenue, N.W., Canton, Ohio, 44720. In consideration for the transfer of assets, Zenvesco agreed to pay $100 and to assume all of the Company's liabilities related to the discontinued tobacco business. Certain liabilities owed to Miller and affiliated entities are to be forgiven rather than assumed.

         Mr. Miller has agreed to guarantee Zenvesco's payment of the assumed liabilities and to pledge certain assets as security, pursuant to an escrow agreement.

         The Company and Mr. Miller also entered into a Separation Agreement and General Release on December 16, 2004 (the "Separation Agreement"). Under the Separation Agreement, Mr. Miller released any and all claims owed by the Company to Mr. Miller and assumed debts owed by the Company to certain of his related parties and affiliates. The total amount of debts released and assumed was approximately $523,000 (which amount is in addition to the approximately $280,000 assumed by Mr. Miller pursuant to the Asset Purchase Agreement). The Company agreed to pay to Mr. Miller $250,000 on the later of 90 days from the execution date of the Agreement or the date the Company has raised at least $500,000 in equity capital, which is the closing date of all of these transactions described herein.

         The Separation Agreement also provides for the cancellation of Mr. Miller's outstanding options and warrants to purchase an aggregate of 400,000 shares of the Company's Common Stock.

         On December 16, 2004, Duncan Hill, Inc., a company affiliated with Mr. Miller, agreed pursuant to a letter agreement to convey to the Company for cancellation 5,000,000 shares of Series A Preferred Stock and 1,100,000 shares of Series B Preferred Stock, and to release the Company from all obligations for accumulated dividends thereon, in exchange for 6,100 shares of the Company's Common Stock.

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Item 2.05  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
           --------------------------------------------------

         Reference is made to Item 1.01 for a description of an agreement for a transaction with respect to the sale of the Company's discontinued tobacco business and related assets. The $250,000 to be paid to Mr. Miller may be deemed to be a cost associated with the planned disposal of the tobacco business and related assets. The anticipated disposal of the assets of the tobacco business was authorized by action of the Board of Directors on November 30, 2004.


Item 9.01.  Financial Statements and Exhibits.
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                  (c)  Exhibits

All exhibits listed below will be filed within four business days by amendment to this Form 8-K.

         2.1 Asset Purchase Agreement by and among the Company, Zenvesco, Inc. ("Zenvesco"), William L. Miller, Highland Pipe Co. doing business as Monarch Pipe Company, Camden Structure, Inc. and PK Ventures, Inc. Certain exhibits and schedules have been omitted in accordance with Item 601(b)(2) of Regulation S-B, and will be provided to the Securities and Exchange Commission upon request.

         2.2 Letter Agreement between the Company and Duncan Hill, Inc. with respect to the redemption of Series A and Series B Preferred Stock.

         2.3 Guarantee of William L. Miller.

         2.4 Pledge Agreement between William L. Miller and the Company.

         2.5 Escrow Agreement among the Company, Zenvesco, William L. Miller and the Escrow Agent.

         2.6 Separation Agreement and General Release of All Claims between William L. Miller and the Company.



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          Surge Global Energy, Inc.


Dated:  December 16, 2004                 BY: /S/ Fred W. Kelly
                                          -------------------------------
                                          Fred W. Kelly, Chief Executive Officer


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